Filed pursuant to Rule 424(b)(5)

Registration File No. 333-282802

Prospectus Supplement

(to Prospectus dated November 1, 2024)

Up to $3,556,586 of Shares of Common Stock

On October 23, 2024, we entered into a certain Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners (“A.G.P.”) relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,556,586 from time to time through A.G.P., acting as our sales agent or principal.

We are an “emerging growth company” and “smaller reporting company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. Our shares of common stock are listed on The Nasdaq Global Market (“Nasdaq”) under the symbol “CDT”. The last sale price of our shares of common stock on October 31, 2024 was $0.091 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). If authorized by us in writing, A.G.P. may also sell shares of our common stock in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. A.G.P. is not required to sell any specific number or dollar amount of securities but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P. and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The initial proceeds we expect to receive from this offering will be used to repay approximately $600,000 in original principal amount that is due and owing to A.G.P. pursuant to a Bridge Loan Agreement recently entered into with A.G.P.

The compensation to A.G.P. for sales of common stock sold pursuant to the sales agreement will be equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement, in addition to reimbursement of certain expenses. See “Plan of Distribution.” In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to A.G.P. with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

As of October 16, 2024, the aggregate market value of the voting and non-voting common equity held by non-affiliates, computed by reference to the price at which the common equity was last sold on August 26, 2024 of $0.162, was $10,669,758, based on 100,774,035 shares of outstanding common stock as of such date, of which 65,862,708 were held by non-affiliates. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have sold no securities pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is November 1, 2024

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About This Prospectus Supplement

This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Each time we conduct an offering to sell securities under the accompanying prospectus we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the price, the amount of securities being offered and the plan of distribution. The shelf registration statement was initially filed with the SEC on October 23, 2024, and was declared effective by the SEC on November 1, 2024. This prospectus supplement describes the specific details regarding this offering and may add, update or change information contained in the accompanying prospectus. The accompanying prospectus provides general information about us and our securities, some of which, such as the section entitled “Plan of Distribution,” may not apply to this offering. This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our common stock in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the base prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering include all material information relating to this offering. We have not authorized anyone to provide you with different or additional information and you must not rely on any unauthorized information or representations. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we have authorized for use in connection with this offering is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated herein by reference herein and therein, as well as any free writing prospectus we have authorized for use in connection with this offering, before making an investment decision. See “Incorporation by Reference” and “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

This prospectus supplement relates only to an offering of up to $3,556,586 of shares of our common stock through A.G.P. These sales, if any, will be made pursuant to the terms of the sales agreement entered into between us and A.G.P. on October 23, 2024, a copy of which is incorporated by reference into this prospectus supplement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of these securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement and the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus applicable to that jurisdiction.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein which are summaries only and are not intended to be complete. Reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on Company-sponsored studies, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

Unless otherwise stated or the context requires otherwise, all references in this prospectus supplement to the “Company,” “we,” “us,” “our”, “CDT” refer to Conduit Pharmaceuticals Inc., a Delaware corporation.

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Prospectus Supplement Summary

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” beginning on page S-4 and our consolidated financial statements and the related notes and the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, before making an investment decision.

Overview

Conduit has developed a unique business model that allows it to act as a conduit to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical needs and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercializing these products with life science companies.

While simultaneously leveraging the capabilities of our Cambridge laboratory facility and highly experienced team of solid-form experts to extend or develop proprietary solid-form intellectual property for our existing and future clinical assets. Our own intellectual property portfolio comprises pending patent applications in several international jurisdictions describing a solid-form compound, the AZD1656 Cocrystal (a HK-4 Glucokinase Activator), targeting a wide range of autoimmune disorders. Our pipeline research includes a number of compounds that serve as promising alternatives to existing clinical assets currently marketed and sold by large pharmaceutical companies, which we have identified as having an opportunity to develop further intellectual property positions through solid-form technology.

In connection with the funding and development of clinical assets, we evaluate and select the specific molecules to be developed and collaborate with external contract research organizations (“CROs”) and Key Opinion Leaders (“KOLs”) to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase II trials in an efficient manner by using CROs and third-party service providers. We will also collaborate closely with disease specific KOLs to collectively assess and determine the most appropriate indications for all our current and forthcoming assets.

We believe that successful Phase II trials of the clinical assets in our pipeline will increase the value of our assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful, however, following a successful Phase II clinical trial, we would look to licensing opportunities with large biotech or pharmaceutical companies, typically for up-front milestone payments and royalty income streams for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in combination with other potential sources of financing, including debt or equity financing.

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Outside of our proprietary owned patented clinical assets, AstraZeneca agreed to grant a license to the Company under certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of the relevant products licensed under the related License Agreement (the “Licensed Products”) described below. The Company is required to use commercially reasonable efforts to develop and commercialize the Licensed Products.

We plan to focus our efforts on developing clinical assets to address disorders that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

We intend to initiate Phase 2a clinical trials to evaluate AZD1656 for the treatment of systemic lupus erythematosus (including lupus nephritis) and ANCA-associated vasculitis. This represents a significant development of AZD1656, underscoring our commitment to address unmet medical needs and our confidence in the asset’s potential to impact patient outcomes positively.

Carrying out Phase 2a, double-blind, placebo-controlled trials in patients suffering from systemic lupus erythematosus, inclusive of lupus nephritis patients, and patients suffering from ANCA-associated vasculitis, will allow us to assess the potential of AZD1656 across the full spectrum of lupus patients. Simultaneously, we will evaluate the potential of AZD1656 across the broader aspects of autoimmune disorders.

Corporate Information

On September 22, 2023, a merger transaction (the “Business Combination”) between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed pursuant to the Agreement and Plan of Merger, dated November 8, 2022, as amended, (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc.

Our principal executive offices are located at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, and our telephone number is (760) 471-8536. Our website address is http://www.conduitpharma.com. The information contained on or otherwise accessible through our website is not part of this prospectus supplement.

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The Offering

Common Stock Offered	Shares of our common stock having an aggregate offering price of up to $3,556,586 pursuant to the sales agreement.

Manner of the Offering	“At the market offering” that may be made from time to time through or to A.G.P. as sales agent or principal. See “Plan of Distribution”.

Common Stock Currently Outstanding	100,774,035

Common Stock to Be Outstanding Immediately Following This Offering	Up to 131,972,158 shares of our common stock, assuming sales at a price of $0.114 per share, which was the closing price on Nasdaq on October 16, 2024. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time under this offering.

Use of Proceeds	We intend to use the net proceeds from this offering for working capital and for general corporate purposes. The initial proceeds from this offering will be used to repay $600,000 that is due and owing to A.G.P. pursuant to a Bridge Loan Agreement. See “Use of Proceeds” on page S-7 of the prospectus supplement for a more complete description of the intended use of proceeds from this offering.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus.

Nasdaq Global Market Symbol	CDT.

The number of shares of common stock to be outstanding after this is based on 100,774,035 shares outstanding as of October 16, 2024, and excludes:

●	17,740,725 shares of common stock underlying outstanding warrants at a weighted average exercise price of $10.68 per share;

●	1,006,719 shares of common stock underlying outstanding options at a weighted average exercise price of $5.51 per share;

●	80,000 shares of our common stock issuable upon conversion of any or all of our $0.8 in outstanding convertible notes due November 19, 2024; and

●	14,107,834 shares available for future issuance under the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan.

Except as otherwise indicated, the information in this prospectus supplement assumes no exercise of options or exercise of warrants.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement, together with all of the other information contained in this prospectus supplement, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

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Risks Related to this Offering

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion in the application of the net proceeds from this offering, and our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business. See “Use of Proceeds” on page S-4 of this prospectus supplement for a description of our proposed use of proceeds from this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock and currently do not plan to pay any cash dividends in the foreseeable future.

You will experience immediate and substantial dilution in the book value per share of the common stock you purchase in the offering.

The shares sold in this offering, if any, will be sold from time to time at various prices. The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 31,198,123 shares of our common stock are sold during the term of the sales agreement with A.G.P. at a price of $0.114 per share, the last reported sale price of our common stock on the Nasdaq on October 16, 2024, for net proceeds of approximately $3.6 million, you will experience immediate dilution of $0.05 per share, representing the difference between our pro forma net tangible book value per share as of June 30, 2024 and the assumed offering price. The future exercise of warrants for shares of our common stock and the exercise of outstanding stock options following the date of this prospectus supplement may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

The common stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement with A.G.P., at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with A.G.P. and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P. at any time throughout the term of the sales agreement. The number of shares that are sold by A.G.P. after delivering a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with A.G.P.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. This offering may contribute to a depressed market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

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Special Note Regarding Forward-Looking Statements

This prospectus supplement and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

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In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus supplement, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

Use of Proceeds

We may issue and sell shares of common stock having aggregate sales proceeds of up to $3,556,586 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with A.G.P.

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including the initial proceeds from this offering will be used to repay the $600,000 in original principal amount that is due and owing to A.G.P. pursuant to a Bridge Loan Agreement. This represents our best estimate based on the current status of our business, but, other than as indicated, we have not reserved or allocated amounts for specific purposes and cannot specify with certainty how or when we will use any of the net proceeds. Additionally, we plan to use the net proceeds to initiate Phase 2a clinical trials evaluating AZD1656 for the treatment of systemic lupus erythematosus, including lupus nephritis, and ANCA-associated vasculitis. These double-blind, placebo-controlled trials will allow us to assess the potential of AZD1656 across the full spectrum of lupus patients and those with ANCA-associated vasculitis, while exploring its broader application in autoimmune disorders. The actual amounts and timing of our expenditures will depend on various factors, and management will have broad discretion in applying the proceeds from this offering.

Pending application of the net proceeds as described above, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable, or any, return.

Dividend Policy

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends on our common stock for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements and any contractual restrictions.

Dilution

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share paid by the purchaser in this offering and our pro forma as adjusted net tangible book value per share immediately after this offering.

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Our historical net tangible book value as of June 30, 2024 was approximately $(5.8) million, or $(0.08) per share of common stock. We calculate tangible book value (deficit) per share by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of June 30, 2024.

Our pro forma net tangible book value as of June 30, 2024 was approximately $(7.8) million, or $(0.08) per share of common stock. We calculate pro forma net tangible book value per share by dividing (a) the total of (i) our historical net tangible book value, (ii) plus $2.0 million in debt related to the Nirland Promissory note issued on August 7, 2024 by (b) the sum of (i) the total number of shares of our common stock outstanding as of June 30, 2024, and (ii) the number of shares of our common stock issued after June 30, 2024 including 12,500,000 shares issued to Nirland in connection with a promissory note, 9,504,465 issued in connection with the agreement with AstraZeneca and 4,769,336 issued in connection with the extension of the Company’s promissory note and loans payable.

After to giving effect to the offering of $3,556,586 of our common stock at an assumed offering price of $0.114 per share (the closing trading price of our stock on October 16, 2024) and after deducting fees of AGP and estimated offering expenses payable by us, our pro forma as adjusted net tangible book deficit as of June 30, 2024 is $(4.6) million. This represents an immediate decrease in net tangible book deficit of $0.05 per share of common stock, to existing shareholders and an immediate dilution in net tangible book value of $0.15 per share of common stock, to purchasers of common stock in this offering at an assumed offering price of $0.114.

Assumed offering price per share	$0.114
Historical net tangible book deficit per share as of June 30, 2024	(0.08)
Pro forma increase in net tangible book value per share	0.00
Pro forma net tangible book value per share as of June 30, 2024	(0.08)
Decrease per share attributable to investors in this offering	0.05
Pro forma as adjusted net tangible book value per share after this offering	(0.03)
Dilution per share to investors in this offering	$0.15

The foregoing discussion and table illustrates the dilution in net tangible book value per share to new investors as of June 30, 2024. The foregoing table illustrates this calculation on a per share basis. The pro forma as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The shares sold in this offering, if any, will be sold from time to time at various prices. We will not offer and sell shares in excess of any amount that would cause the number of our outstanding shares to exceed the number of shares then authorized to be issued under our certificate of incorporation.

This number excludes:

●	17,740,725 shares of common stock underlying outstanding warrants at a weighted average exercise price of $10.68 per share;

●	1,006,719 shares of common stock underlying outstanding option at a weighted average exercise price of $5.51 per share;

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●	80,000 shares of our common stock issuable upon conversion of any or all of our $0.8 million in outstanding convertible notes due November 19, 2024; and

●	14,107,834 shares available for future issuance under the Conduit Pharmaceuticals Inc. 2023 Stock Incentive Plan.

The discussion and table above assume no exercise of outstanding options or warrants. To the extent that options or warrants are exercised, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

Plan of Distribution

We have entered into the sales agreement with A.G.P. under which we may issue and sell shares of our common stock from time to time up to $3,556,586 million to or through A.G.P., acting as our sales agent or principal. The sales of our common stock, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any other existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of shares of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell shares of our common stock under the sales agreement, we will provide A.G.P. with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of common stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P., acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of Nasdaq, to sell shares of our common stock under the terms and subject to the conditions of the placement notice and the sales agreement. We or A.G.P. may suspend the offering of common stock pursuant to a placement notice upon notice and subject to other conditions.

Settlement for sales of common stock, unless the parties agree otherwise, will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P. may agree upon.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of common stock we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

We will report at least quarterly the number of shares of common stock sold through A.G.P. under the sales agreement, the net proceeds to us and the compensation paid by us to A.G.P. in connection with the sales of common stock under the sales agreement.

The offering pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) termination of the sales agreement as permitted therein. We may terminate the sales agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P. may terminate the sales agreement under the circumstances specified in the sales agreement and in its sole discretion at any time by giving five days’ prior notice to us.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P., and A.G.P. may distribute this prospectus supplement electronically.

S-9

Fees and Expenses

We will pay A.G.P. commissions for its services in acting as our sales agent in the sale of our common stock pursuant to the sales agreement. A.G.P. will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our common stock on our behalf pursuant to the sales agreement. We have also agreed to reimburse A.G.P. for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000 and up to an additional $20,000 per fiscal year for maintenance.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P. and certain expenses reimbursable to A.G.P. under the terms of the sales agreement, will be approximately $140,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.

Regulation M

In connection with the sale of the common stock on our behalf, A.G.P. will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P. will be deemed to be underwriting commissions or discounts.

A.G.P. will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P. will not engage in any transactions that stabilizes our common stock.

Indemnification

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

Listing

Our common stock is listed on Nasdaq under the symbol “CDT.”

Other Relationships

A.G.P. and/or its affiliates have in the past engaged, and may in the future engage, in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

A.G.P. was a financial advisor to both the Company and Old Conduit in connection with the Business Combination transaction. Upon the completion of the Business Combination, A.G.P.: (i) received a cash fee of $6,500,000, 1,300,000 shares of our common stock, and warrants to purchase 54,000 shares of common stock at an exercise price of $11.00 per share pursuant to its engagement agreement with Old Conduit entered into on August 2, 2022, and (ii) agreed to defer payment, to be paid in the future under certain circumstances by a date no later than March 21, 2025, of $5,737,500 of fees as a result of its engagement for the initial public offering.

S-10

Legal Matters

The validity of the common stock offered hereby will be passed upon for us by Thompson Hine LLP, New York, New York. Sullivan & Worcester LLP, New York, New York, is acting as counsel for the sales agent in connection with this offering.

Experts

The consolidated financial statements of Conduit Pharmaceuticals Inc. as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, included therein and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

Incorporation of certain information by Reference

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus supplement, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus supplement:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 12, 2024, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on April 16, 2024, May 31, 2024, July 1, 2024, July 11, 2024, August 7, 2024, August 8, 2024, August 16, 2024, September 6, 2024, October 15, 2024 and November 1, 2024;

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on April 16, 2024, as well as any additional amendments or reports filed for the purpose of updating such description; and

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on October 28, 2024.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus supplement forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92134 or by telephoning us at (760) 471-8536.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus supplement.

S-11

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Where You Can Find Additional Information

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement or the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC’s public reference section, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the public reference section can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, statements and other information about issuers, such as us, who file electronically with the SEC.

We also maintain a website at www.conduitpharma.com through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus supplement.

S-12

PROSPECTUS

$100,000,000

Common Stock

Preferred Stock

Warrants

Units

We may offer and sell up to $100,000,000 in the aggregate of the securities identified above, from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide one or more supplements to this prospectus that contains specific information about the offering, including the amounts, prices, and terms of the securities. The supplements may also add, update, or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and all applicable prospectus supplements, together with the documents we incorporate by reference, before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers, and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers, or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission, or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement to the extent appropriate or required by law. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is traded on The Nasdaq Global Market under the trading symbol “CDT.” On October 16, 2024, the last reported sale price of our common stock on The Nasdaq Global Market was $0.114.

As of October 16, 2024, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $10,669,758, based on 65,862,708 shares of common stock held by non-affiliates on such date, and based on the last reported sale price of our common stock on August 26, 2024 of $0.162 per share. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 3 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND THEREIN CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 1, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration statement process, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time, with a total value of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will include more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update, or change any of the information contained in this prospectus or in the documents we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus, and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. Before buying any of the securities being offered, we urge you to carefully read this prospectus, all applicable prospectus supplements, and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the additional information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference.”

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information in this prospectus, any applicable prospectus supplement, or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement, or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus includes summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in the section titled “Where You Can Find Additional Information.”

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and any related free writing prospectus, and the additional information described in the “Where You Can Find Additional Information” section of this prospectus, before buying any of the securities being offered. Unless expressly indicated or the context otherwise requires, references in this prospectus to the “Company,” the “Registrant,” “we,” “us,” and “our” refer to Conduit Pharmaceuticals Inc. and its subsidiaries on a consolidated basis (and the business of Old Conduit which became the business of the Company after giving effect to the Business Combination (as defined below)), unless the context requires otherwise.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, all applicable prospectus supplements, and any related free writing prospectus, including the risks of investing in our securities discussed in the section titled “Risk Factors” contained in this prospectus, all applicable prospectus supplements, and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Conduit has developed a unique business model that allows it to act as a conduit to bring clinical assets from pharmaceutical companies and develop new treatments for patients. Our novel approach addresses unmet medical needs and lengthens the intellectual property for our existing assets through cutting-edge solid-form technology and then commercializing these products with life science companies.

While simultaneously leveraging the capabilities of our Cambridge laboratory facility and highly experienced team of solid-form experts to extend or develop proprietary solid-form intellectual property for our existing and future clinical assets. Our own intellectual property portfolio comprises pending patent applications in several international jurisdictions describing a solid-form compound, the AZD1656 Cocrystal (a HK-4 Glucokinase Activator), targeting a wide range of autoimmune disorders. Our pipeline research includes a number of compounds that serve as promising alternatives to existing clinical assets currently marketed and sold by large pharmaceutical companies, which we have identified as having an opportunity to develop further intellectual property positions through solid-form technology.

In connection with the funding and development of clinical assets, we evaluate and select the specific molecules to be developed and collaborate with external contract research organizations (“CROs”) and Key Opinion Leaders (“KOLs”) to run clinical trials that are managed, funded, and overseen by us. We intend to leverage our comprehensive clinical and scientific expertise in order to facilitate development of clinical assets through Phase II trials in an efficient manner by using CROs and third-party service providers. We will also collaborate closely with disease specific KOLs to collectively assess and determine the most appropriate indications for all our current and forthcoming assets.

We believe that successful Phase II trials of the clinical assets in our pipeline will increase the value of our assets. There is no assurance that any clinical trials on the assets owned or licensed by us will be successful, however, following a successful Phase II clinical trial, we would look to licensing opportunities with large biotech or pharmaceutical companies, typically for up-front milestone payments and royalty income streams for the life of the asset patent. We anticipate using any future royalty income stream to develop our asset portfolio in combination with other potential sources of financing, including debt or equity financing.

Outside of our proprietary owned patented clinical assets, AstraZeneca agreed to grant a license to the Company under certain intellectual property rights controlled by AstraZeneca related to HK-4 Glucokinase activators AZD1656 and AZD5658 in all indications and myeloperoxidase inhibitor AZD5904 for the treatment, prevention, and prophylaxis of idiopathic male infertility. The Company will be responsible for the development and commercialization of the relevant products licensed under the related License Agreement (the “Licensed Products”) described below. The Company is required to use commercially reasonable efforts to develop and commercialize the Licensed Products.

We plan to focus our efforts on developing clinical assets to address disorders that impact a large population where there is no present treatment or the present treatment, carries significant unwanted side effects.

We intend to initiate Phase 2a clinical trials to evaluate AZD1656 for the treatment of systemic lupus erythematosus (including lupus nephritis) and ANCA-associated vasculitis. This represents a significant development of AZD1656, underscoring our commitment to address unmet medical needs and our confidence in the asset’s potential to impact patient outcomes positively.

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Carrying out Phase 2a, double-blind, placebo-controlled trials in patients suffering from systemic lupus erythematosus, inclusive of lupus nephritis patients, and patients suffering from ANCA-associated vasculitis, will allow us to assess the potential of AZD1656 across the full spectrum of lupus patients. Simultaneously, we will evaluate the potential of AZD1656 across the broader aspects of autoimmune disorders.

Corporate Information

On September 22, 2023, a merger transaction (the “Business Combination”) between Conduit Pharmaceuticals Limited (“Old Conduit”), Murphy Canyon Acquisition Corp (“MURF”) and Conduit Merger Sub, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of MURF (“Merger Sub”), was completed pursuant to the Agreement and Plan of Merger, dated November 8, 2022, as amended, (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, at the closing, (i) Merger Sub merged with and into Old Conduit, with Old Conduit surviving the Business Combination as a wholly-owned subsidiary of MURF, and (ii) MURF changed its name from Murphy Canyon Acquisition Corp. to Conduit Pharmaceuticals Inc.

Our principal executive offices are located at 4995 Murphy Canyon Road, Suite 300, San Diego, California 92123, and our telephone number is (760) 471-8536. Our website address is http://www.conduitpharma.com. The information contained on or otherwise accessible through our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors described below and discussed in the sections titled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2023 under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in all applicable prospectus supplements and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition, and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of the value of your investment.

We currently have limited working capital and continue to incur costs and expenses as part of our operations. Our current expenses and ongoing operations require substantial additional capital, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations, including through a bankruptcy or liquidation.

Our operations have consumed substantial amounts of cash since our inception. As of June 30, 2024, we had an accumulated deficit of $20.2 million and our net loss was $5.4 million for the quarter ended June 30, 2024. As of October 16, 2024, we have cash and cash equivalents of approximately $65 thousand. We expect to continue to incur significant expenses and increasing operating losses. Our business requires additional capital for its ongoing operations. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

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If we are unable to raise additional capital in the short term, we may be required to materially curtail, reduce or cease our operations, including through a bankruptcy or liquidation. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to file for bankruptcy or dissolve and liquidate with little or no return to investors.

Our business is dependent on the successful development, regulatory approval, and commercialization of our clinical assets, in particular glucokinase activators which we believe are active in a range of autoimmune disorders, which we refer to as AZD1656 and AZD5658, and a potent, irreversible inhibitor of human Myeloperoxidase that has the potential to treat idiopathic male infertility, which we refer to as AZD5904.

The success of our business, including our ability to finance our operations and generate any revenue in the future, will primarily depend on the successful development, regulatory approval, and commercialization or partnering of our clinical assets. In the future, we may also become dependent on just one of our clinical assets or any future clinical assets that we may in-license, acquire, or develop. The preclinical, clinical and commercial success of our clinical assets will depend on a number of factors, including the following:

●	the ability to raise additional capital to fund our current pre-clinical and clinical plans on acceptable terms, or at all;

●	the timely completion of our clinical trials, which may be significantly slower or cost more than we currently anticipate and will depend substantially upon the performance of third-party contractors;

●	whether we are required by the FDA or similar foreign regulatory agencies to conduct additional preclinical or clinical trials beyond those planned to support the approval and commercialization of our clinical assets or any future clinical assets;

●	the acceptance of our proposed indications and primary endpoint assessments relating to the proposed indications of our clinical assets by the FDA or similar foreign regulatory authorities;

●	our ability to demonstrate the safety and efficacy of our clinical assets or any future clinical assets to the satisfaction of the FDA and similar foreign regulatory authorities;

●	the prevalence, duration, and severity of potential side effects experienced in connection with our clinical assets or future approved products, if any;

●	the timely receipt of necessary marketing approvals from the FDA and similar foreign regulatory authorities;

●	achieving and maintaining, and, where applicable, ensuring that our third-party contractors achieve and maintain, compliance with our contractual obligations and with all regulatory requirements applicable to our clinical assets or any future clinical assets or approved products, if any;

●	the ability of third parties with whom we contract to manufacture clinical trial and commercial supplies of our clinical assets or any future clinical assets, remain in good standing with regulatory agencies, and develop, validate, and maintain commercially viable manufacturing processes that are compliant with current good manufacturing practices (“cGMP”);

●	a continued acceptable safety profile during preclinical and clinical development and following approval of our clinical assets or any future clinical assets;

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●	our ability to successfully commercialize our clinical assets or any future clinical assets in the U.S. and internationally, if approved for marketing, sale, and distribution in such countries and territories, whether alone or in collaboration with others;

●	the acceptance by physicians, patients, and payors of the benefits, safety, and efficacy of our clinical assets or any future clinical assets, if approved, including relative to alternative and competing treatments;

●	our ability to comply with numerous post-approval regulatory requirements;

●	our and our partners’ ability to establish and enforce intellectual property rights in and to our clinical assets or any future clinical assets;

●	our and our partners’ ability to avoid third-party patent interference or intellectual property infringement claims; and

●	our ability to in-license or acquire additional clinical assets or commercial-stage products that we believe that we can successfully develop and commercialize.

If we are unable to achieve one or more of the above factors, many of which are beyond our control, in a timely manner or at all, we could experience significant delays and increased costs or an inability to obtain regulatory approvals or commercialize our clinical assets. Even if regulatory approvals are obtained, we may never be able to successfully commercialize any of our clinical assets. Accordingly, we cannot assure investors that we will be able to generate sufficient revenue through the sale of our clinical assets or any future clinical assets to continue operations.

The development of our clinical assets (AZD1656, AZD5658, and AZD5904) is expensive, time-consuming, and uncertain. Both preclinical and clinical trials may fail to adequately demonstrate pharmacologic activity in therapeutic areas of interest; cause unintended short- or long-term effects in other bodily systems; or produce unexpected toxicity that may alter or risk benefit assessment. Additionally, even if early-stage studies demonstrate potential, later-stage clinical trials may not replicate the findings, leading to delay, increased costs, or failures in regulatory approval.

The scientific discoveries that form the basis for our efforts to generate and develop our clinical assets are relatively recent, adding further complexity and risk to the process. AZD1656 is a glucokinase activator that may be efficacious in a number of Phase II ready autoimmune disorders including Lupus Nephritis, ANCA Vasculitis, uveitis, Hashimoto’s thyroiditis, preterm labor, and renal transplant failure. However, its successful development may require additional studies and efforts to optimize its therapeutic potential. AZD5685 is a HK-4 glucokinase activator that has the same mechanism of action to AZD1656 and is Phase II ready in a wide range of autoimmune disorders. In addition, our development pipeline includes what we believe to be a potent irreversible inhibitor of human myeloperoxidase (MPO) that has the potential to treat idiopathic male infertility, which we refer to as AZD5904. AZD5904 may not demonstrate in patients the therapeutic properties ascribed to it in the laboratory or preclinical studies, and may interact with human biological systems in unforeseen, ineffective, or even harmful ways. If we are not able to successfully develop and commercialize our clinical assets, including AZD1656, AZD5658, and AZD5904, we may never become profitable and the value of our capital stock may decline.

We have identified material weaknesses in our internal control over financial reporting. If we fail to remedy these weaknesses or maintain an effective system of internal controls, then our ability to produce timely and accurate financial statements or comply with applicable regulations could be adversely affected. We may identify additional material weaknesses in our internal controls over financing reporting which we may not be able to remedy in a timely manner.

In connection with the preparation and audit of the financial statements as of and for the fiscal years ended December 31, 2023 and 2022, material weaknesses were identified in our internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis. These material weaknesses primarily relate to the following matters that are relevant to the preparation of our financial statements:

●	We have limited segregation of duties. For the periods under audit, Old Conduit did not have any internal personnel in the financial accounting and reporting department, instead relied upon third party consultants to perform these activities.

●	We lack a formal process for review and approval of financial statements. For the periods under audit, especially prior to the Business Combination, numerous, recurring errors in account balances and disclosures were detected in the financial statements that resulted in a reasonable possibility that a material misstatement would not have been detected on a timely basis.

●	We did not design adequate and appropriate internal controls under an appropriate internal control over financial reporting framework, including monitoring controls and certain entity level controls.

●	We did not appropriately review and evaluate the accounting implications of all material transactions that occurred in the audit period which resulted in a restatement for previous periods.

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If these material weaknesses are not remediated, it could result in a misstatement of account balances or disclosures that would result in a material misstatement to the annual or interim financial statements that would not be prevented or detected. We are implementing measures designed to improve our internal control over financial reporting to remediate these material weaknesses, although they have not been fully remediated as of the date of this prospectus.

The material weaknesses will not be considered remediated until our remediation plan has been fully implemented, the applicable controls operate for a sufficient period of time, and we have concluded, through testing, that the newly implemented and enhanced controls are operating effectively. We currently do not have the financial resources to establish and implement a remediation plan. The Company expects commence a remediation plan once such financial resources are available by documenting and implementing such plan, followed with testing such controls over time. We cannot predict the success of such efforts or the outcome of its assessment of any such remediation efforts. Once undertaken, our efforts may not remediate these material weaknesses in our internal control over financial reporting, or additional material weaknesses may be identified in the future. A failure to implement and maintain effective internal control over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements and could cause us to fail to meet our reporting obligations, any of which could diminish investor confidence in us and cause a decline in the price of our common stock.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company,” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed, or operating.

We currently rely on agreements with third parties for the purpose of licensing our clinical assets. In the near-term, we intend to rely on third parties for the licensing of clinical assets and those which may arise through future partnerships.

We currently rely on agreements with third parties for the purpose of licensing clinical assets from large pharmaceutical companies. For example, we have a License Agreement with AstraZeneca pursuant to which we license clinical assets directly from AstraZeneca. If we are in breach of the agreement, the termination of such agreement could materially adversely affect our business, financial condition, operating results, and prospects. Our business strategy heavily depends on our ability to commercialize our clinical assets, and our ability to enter into and maintain license agreements relating to such clinical assets is critical to the success of our operations. In addition, while we hold our own intellectual property outside of the scope of our agreements with AstraZeneca, a termination of the agreement could adversely affect our business and ability to commercialize our clinical assets.

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Concentration of ownership of our equity securities may have the effect of delaying or preventing a change in control.

As of October 16, 2024, Corvus Capital Limited (of which Dr. Regan, a director on our board of directors, is the Chief Executive Officer), Algo Holdings, Inc., and Dr. Regan personally, together hold an ownership interest of 30,292,731 shares of our common stock or approximately 31.55% of our outstanding common stock, and AstraZeneca holds a beneficial ownership interest of 9,504,465 shares of our common stock or approximately 9.9% of our outstanding common stock. As a result, a small number of our equity holders may have the ability to determine the outcome of corporate actions of the Company requiring stockholder approval, including the election all of the directors of the board of directors and the approval of significant corporate matters. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock.

As a result of the Business Combination with a special purpose acquisition company, regulatory obligations may impact us differently than other publicly traded companies.

We became a publicly traded company by completing the Business Combination with MURF, a special purpose acquisition company (a “SPAC”). As a result of the Business Combination, and the transactions contemplated thereby, our regulatory obligations have, and may continue to impact us differently than other publicly traded companies. For instance, the SEC and other regulatory agencies may issue additional guidance or apply further regulatory scrutiny to companies like us that have completed a business combination with a SPAC. Managing this regulatory environment, which has and may continue to evolve, could divert management’s attention from the operation of our business, negatively impact our ability to raise capital when needed, or have an adverse effect on the price of our common stock.

Nasdaq may delist our securities from trading on its exchange.

Our common stock is listed on The Nasdaq Global Market and our redeemable warrants are listed on The Nasdaq Global Market. Although we met the minimum initial listing standards of Nasdaq, which generally only requires that we meet certain requirements relating to stockholders’ equity, market capitalization, aggregate market value of publicly held shares, and distribution requirements, we cannot assure investors that our securities will continue to be listed on Nasdaq in the future.

For example, we have recently received multiple listing deficiency notices from Nasdaq, as disclosed in this prospectus, in connection with the composition of our audit committee, as well as our failures to satisfy the continued listing requirements relating to Nasdaq’s rules regarding minimum bid price, the market value of publicly held shares, and the market value of listed securities. Although we intend to regain compliance with (i) the requirement that the audit committee be comprised of at least three independent directors prior to the expiration of the cure period provided, (ii) the Bid Price Rule, which could include effecting a reverse stock split, (iii) MVPHS Requirement and (iv) the MVLS Requirement, the inability to comply with Nasdaq’s continued requirements or standards could result in the delisting of our common stock, which could have a material adverse effect on our financial condition and could cause the value of the common stock to decline.

If our common stock were to be delisted from trading on The Nasdaq Global Market and the trading price of our common stock were below $5.00 per share on the date the common stock is delisted, trading in our common stock would also be subject to the requirements of certain rules promulgated under the Exchange Act. These rules require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a “penny stock” and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These additional requirements may discourage broker-dealers from effecting transactions in securities that are classified as penny stocks, which could severely limit the market price and liquidity of such securities and the ability of purchasers to sell such securities in the secondary market. A penny stock is defined generally as any non-exchange listed equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The sale or availability for sale of shares issuable pursuant to a prospectus supplement may depress the price of our common stock, dilute the interest of our existing stockholders, and encourage short sales by third parties, which could further depress the price of our common stock.

To the extent that investors sell shares of our common stock pursuant to a prospectus supplement, the market price of our common stock may decrease due to the additional selling pressure in the market. Any downward pressure on the price of our common Stock caused by the sale or potential sale of such shares could encourage short sales by third parties. Such sales could place downward pressure on the price of our common stock by increasing the number of shares of our common stock being sold, which could further contribute to any decline in the market price of our common stock.

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Corvus Capital Limited, one of our significant stockholders, and an entity controlled by one of our directors, pledged all of its shares of our common stock it owns in connection with an agreement with, and in favor of, Nirland. If such pledged shares are transferred to Nirland under such agreement, Nirland would have significant influence over us.

All of the shares of our common stock beneficially owned by Corvus Capital Limited, approximately 30 million shares (or 31% of our outstanding common stock) have been pledged to Nirland in connection with a participation and inducement agreement previously entered into between the two parties. Pursuant to such agreement, Corvus Capital Limited and its affiliates entered into a participation and inducement agreement with Nirland whereby Corvus Capital limited agreed to provide certain payments and economic benefits in the event Corvus Capital Limited sold or pledged in a debt transaction shares of our common stock it beneficially owned. Pursuant to such agreement, in certain circumstances, Nirland may have a right to cause Corvus Capital Limited to transfer certain of such shares to it. In the event of a transfer of all or apportion of such shares, Nirland could own a substantial and significant amount of our outstanding common stock. This concentration of ownership may have an adverse effect on us, including but not limited to, the effect of delaying or preventing a change in control, influencing the vote received on corporate actions that are submitted to our stockholders for approval and might adversely affect the market price of our common stock.

The Debt Agreements provide Nirland with liens on substantially all of our assets, including our intellectual property, and contain financial covenants and other restrictions on our actions, which may cause significant risks to our stockholders and may impact our ability to pursue certain transactions and operate our business.

Pursuant to terms of the Debt Agreements, we have granted liens on substantially all of our assets, including our intellectual property, as collateral, and have agreed to significant covenants, including covenants that materially limit our ability to take certain actions, including our ability to pay dividends, make certain investments and other payments, incur additional indebtedness, encumber and dispose of assets and customary events of default, including failure to pay amounts due, breaches of covenants and warranties, material adverse effect events, certain cross defaults and judgements and insolvency.

A failure to comply with the covenants and other provisions of these agreements, including any failure to make a payment when required, would generally result in events of default under such instruments. If we are unable to make payment on our outstanding debt when due, the secured lender may foreclose on and sell the assets securing such indebtedness, which includes substantially all of our property, to satisfy our payment obligations, which could prevent us from accessing those assets for our business and conducting our business as planned. Our business, financial condition, prospects and results of operations could be materially adversely affected as a result of any of these events.

We will require substantial additional funding in the future, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce, or cease our operations.

Our operations have consumed substantial amounts of cash since our inception. As of June 30, 2024, we had an accumulated deficit of $20.2 million and our net loss was $2.9 million for the six months ended June 30, 2024. We expect to continue to incur significant expenses and increasing operating losses for the foreseeable future. Our business will require substantial additional capital for implementation of our long-term business plan and development of clinical assets. Our ability to raise additional funds may be adversely impacted by potential worsening global economic conditions and the recent disruptions to, and volatility in, the credit and financial markets in the U.S. As we require additional funds, we may seek to fund our operations through the sale of additional equity securities, debt financing, and/or strategic collaboration agreements. We cannot be sure that additional financing from any of these sources will be available when needed or that, if available, the additional financing will be obtained on favorable terms.

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Our future funding requirements will depend on many factors, including, but not limited to:

●	the progress, timing, scope, and costs of our clinical trials, including the ability to timely enroll patients in our potential future clinical trials;

●	the outcome, timing, and cost of regulatory approvals by the FDA and comparable regulatory authorities, including the potential that the FDA or comparable regulatory authorities may require that we perform more studies than those that we currently expect;

●	the amount of revenues, if any, from our current clinical assets or any future clinical assets;

●	the terms and timing of any potential future collaborations, licensing, or other arrangements that we may establish;

●	cash requirements of any future acquisitions and/or the development of other clinical assets;

●	the costs of operating as a public company;

●	the time and cost necessary to respond to technological and market developments;

●	any disputes which may occur between us, employees, collaborators, or other prospective business partners; and

●	the costs of filing, prosecuting, defending, and enforcing any patent claims and other intellectual property rights.

If we raise additional funds by selling shares of our common stock or other equity-linked securities, the ownership interest of our current stockholders will be diluted. We may seek to access the public or private capital markets whenever conditions are favorable, even if we do not have an immediate need for additional capital at that time. If we raise additional funds through collaborations, strategic alliances or marketing, distribution, or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, or clinical assets or to grant licenses on terms that may not be acceptable to us. If we raise additional funds through debt financing, we may have to grant, if able, a security interest on our assets to the future lenders, our debt service costs may be substantial, and any current or future lenders may have a preferential position in connection with any future bankruptcy or liquidation involving the Company.

On October 16, 2024, the last quoted sale price for our common stock as reported on Nasdaq was $0.114 per share. Currently, the exercise prices of the Company’s warrants are greater than the current market price of our common stock. Accordingly, such warrants are unlikely to be exercised and therefore the Company does not expect to receive any proceeds from such exercise of the warrants in the near term. Whether any holders of Warrants determine to exercise such warrants, which would result in cash proceeds to the Company, will likely depend upon the market price of our common stock at the time of any such holder’s determination.

If we are unable to raise additional capital when needed, we may be required to curtail the development of our technology or materially curtail or reduce our operations. We could be forced to sell or dispose of our rights or assets. Any inability to raise adequate funds on commercially reasonable terms could have a material adverse effect on our business, results of operations, and financial condition, including the possibility that a lack of funds could cause our business to fail and our Company to dissolve and liquidate with little or no return to investors.

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THE SECURITIES WE MAY OFFER

Under this prospectus, we may offer shares of our common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units to purchase any of such securities, either individually or in combination with other securities described in this prospectus, in one or more offerings from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices, and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity, if applicable;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion or sinking fund terms, if any;

●	voting or other rights, if any; and

●	conversion or exercise prices, if any.

A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update, or change information contained in this prospectus or in documents we have incorporated by reference.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to or through agents, underwriters, or dealers. We, and our agents, underwriters, or dealers, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts, and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the net proceeds to us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These statements relate to future events or to our future operating or financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements may include, but are not limited to, statements relating to:

●	our ability to meet future capital requirements to fund our operations, which may involve debt and/or equity financing, and to obtain such debt and/or equity financing on favorable terms, and our sources and uses of cash

●	the ability to maintain the listing of our securities on Nasdaq, and the potential liquidity and trading of our securities;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against us;

●	the risk of disruption to our current plans and operations;

●	the ability to recognize the anticipated benefits of our business and the Business Combination (as defined above), which may be affected by, among other things, competition and the ability to grow, manage growth profitably, and retain key employees;

●	costs related to our business;

●	changes in applicable laws or regulations;

●	our ability to execute our plans to develop and commercialize our current clinical assets, as well as any future clinical assets that we license, and the timing of any such commercialization;

●	our ability to maintain existing license agreements;

●	our estimates regarding expenses, future revenue, capital requirements, and needs for additional financing;

●	our ability to achieve and maintain profitability in the future;

●	our financial performance; and

●	other factors disclosed under the section entitled “Risk Factors” herein.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “intends,” “may,” “plans,” “potential,” “will,” “would,” or the negative of these terms or other similar expressions. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss in greater detail many of these risks in the section titled “Risk Factors”, in any prospectus supplement and free writing prospectuses we may authorize for use in connection with this offering, and in our most recent Annual Report on Form 10-K, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

You should read this prospectus, together with the documents we have filed with the SEC that are incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF COMMON STOCK

The following is a description of our securities of as set forth in certain provisions of our Second Amended and Restated Certificate of Incorporation (the “Charter”) and our Amended and Restated Bylaws (the “Bylaws”), each previously filed with the SEC and incorporated by reference as an exhibit to this registration statement. This summary does not purport to be complete and is qualified in its entirety by the full text of the Charter, Bylaws, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Charter, Bylaws, and the applicable portions of the DGCL carefully, along with the terms of any securities offered for sale pursuant to a prospectus supplement.

General

The total amount of authorized capital stock of the Company consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”).

As of October 16, 2024, our issued and outstanding capital stock consists of 100,774,035 shares of common stock and no shares of Preferred Stock.

Common Stock

Voting

The holders of the common stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of common stock voted for the election of directors can elect all of the directors.

Dividends

Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of shares of common stock are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the board of directors from time to time out of any assets or funds of the Company legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Other Rights

Holders of common stock do not have any conversion, preemptive or other subscription rights and there is no sinking fund or redemption provisions applicable to the common stock.

Nasdaq Global Market Listing

Our common stock is listed on The Nasdaq Global Market under the symbol “CDT.”

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Vstock Transfer, LLC, with an address of 18 Lafayette Place, Woodmere, NY 11598.

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DESCRIPTION OF PREFERRED STOCK

The following summary of certain provisions of our Preferred Stock does not purport to be complete. You should refer to the section of this prospectus titled “Anti-Takeover Effects of The Charter And The Bylaws” and to our Charter, our Bylaws, and the applicable provisions of the DGCL. This information is qualified entirely by reference to the applicable provisions of our Charter, Bylaws, and the DGCL. The rights, preferences, privileges and restrictions of the Preferred Stock of each series will be fixed by the certificate of designation relating to that series.

Preferred Stock

Our Charter authorizes the issuance of 1,000,000 shares of Preferred Stock by the board of directors, in one or more series, and the board of directors may establish the number of shares to be included in each such series and may fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations, and restrictions thereof.

The rights of Preferred Stock could adversely affect the voting power or other rights of the holders of common stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying, or preventing a change in control of the Company.

As of the date of this prospectus, there were no shares of our Preferred Stock outstanding.

Our board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of Preferred Stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring, or preventing a change in control of our Company, which might harm the market price of our common stock. See also “Anti-Takeover Effects of The Charter And The Bylaws.”

Each series of Preferred Stock, if issued, will be more fully described in the particular prospectus supplement that will accompany this prospectus. To the extent required, this description will include:

●	the maximum number of shares;

●	the designation of the shares;

●	the annual dividend rate, if any, whether the dividend rate is fixed or variable, the date or dates on which the dividends will accrue, the dividend payment dates and whether dividends will be cumulative;

●	the price and the terms and conditions for redemption, if any, including redemption at the option of the Company or at the option of the holders, including the time period for redemption, and any accumulated dividends or premiums;

●	the liquidation preference, if any, and any accumulated dividends upon the liquidation, dissolution or winding up of our affairs;

●	any sinking fund or similar provision, and, if so, the terms and provisions relating to the purpose and operation of the fund;

●	the terms and conditions, if any, for conversion or exchange of shares of any other class or classes of our capital stock or any series of any other class or classes, or of any other series of the same class, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;

●	the voting rights, if any; and

●	any or all other preferences and relative, participating, optional or other special rights, privileges or qualifications, limitations or restrictions.

Transfer Agent and Registrar

The transfer agent and registrar for any series of Preferred Stock that is designated by our board of directors will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF WARRANTS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future warrants we may offer, we will describe the particular terms of any warrants that we may offer in more detail in the applicable prospectus supplement. The terms of any warrants we offer under a prospectus supplement may differ from the terms we describe below.

We may issue warrants for the purchase of common stock or Preferred Stock, in one or more series. We may issue warrants independently or together with common stock or Preferred Stock, and the warrants may be attached to or separate from our common stock or Preferred Stock.

We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

As of October 16, 2024, we have warrants outstanding to purchase an aggregate of 17,740,725 shares of common stock. If the number of outstanding shares of common stock is increased by a stock dividend payable in shares of common stock, or by a split-up of shares of common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of common stock issuable on exercise of each whole Warrant will be increased in proportion to such increase in the outstanding shares of common stock. The warrant holders, solely by virtue of holding warrants, do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive shares of common stock.

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the number of warrants issued with each share of common stock or Preferred Stock;

●	if applicable, the date on and after which the warrants and the related shares will be separately transferable;

●	the number of shares of common stock or Preferred Stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of shares issuable upon exercise of the warrants;

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●	the dates on which the right to exercise the warrants will commence and expire;

●	the various factors considered in determining the exercise or conversion price of the warrants;

●	the manner in which the warrant agreements and warrants may be modified; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of common stock or Preferred Stock purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights:

Exercise of Warrants

Each warrant will entitle the holder to purchase the number of shares of common stock or Preferred Stock that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the shares purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of Delaware.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

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DESCRIPTION OF UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future units we may offer, we will describe the particular terms of any units that we may offer in more detail in the applicable prospectus supplement. The terms of any units we offer under a prospectus supplement may differ from the terms we describe below.

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer, or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable unit agreements. These descriptions do not restate those unit agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable unit agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant unit agreements, which will be filed with the SEC promptly after the offering of units and will be available as described in the section titled “Where You Can Find Additional Information.”

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ANTI-TAKEOVER EFFECTS OF THE CHARTER AND THE BYLAWS

We have certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

Our Bylaws provide that, subject to the rights of the holders of any outstanding series of our Preferred Stock and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by (i) the chairperson of the board of directors, (ii) the chief executive officer, or (iii) a majority vote of our board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at our principal executive offices (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the close of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting, or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

Authorized but Unissued Shares

Our authorized but unissued common stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Exclusive Forum Selection

Our Charter requires that, to the fullest extent permitted by the applicable law, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the second amended and restated certificate of incorporation or the bylaws, or (iv) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or (C) for which the Court of Chancery does not have subject matter jurisdiction. Notwithstanding the foregoing, (i) the foregoing will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction and (ii) to the fullest extent permitted by the applicable law, the federal district courts of the United States of America for the District of Delaware and the Court of Chancery of the State of Delaware shall have concurrent jurisdiction for the resolution of any complaint asserting a cause of action arising under the Securities Act or the rules and regulations promulgated thereunder.

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This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of the Company’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. The Company cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm the Company’s business, operating results, and financial condition.

Limitation on Liability and Indemnification of Directors and Officers

Our Charter provides that directors and officers will be indemnified by the Company to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

Our Bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and the Company’s stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the Company’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.

As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

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As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker, or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker, or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account the investor maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers, and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

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Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, the Depository Trust Company, or DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	An investor cannot cause the securities to be registered in the investor’s and cannot obtain non-global certificates for the investor’s interest in the securities, except in the special situations we describe below.

●	An investor will be an indirect holder and must look to such investor’s own bank or broker for payments on the securities and protection of such investor’s legal rights relating to the securities, as we describe above.

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

●	An investor may not be able to pledge such investor’s interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

●	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges, and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

●	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

●	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

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Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

●	to or through underwriters or dealers;

●	directly to one or more purchasers; or

●	through agents.

We may distribute the securities:

●	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

●	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

●	the name or names of any underwriters, dealers or agents;

●	the amounts of securities underwritten or purchased by each of them;

●	the purchase price of securities and the proceeds we will receive from the sale;

●	any option under which underwriters may purchase additional securities from us;

●	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	the public offering price of the securities;

●	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer, or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

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We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers, or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers, and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers, and underwriters may engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in the relevant offering. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in the offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in our common stock, Preferred Stock, and warrants, as applicable on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor any underwriter makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

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LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York.

EXPERTS

The consolidated financial statements of Conduit Pharmaceuticals Inc. as of and for the years ended December 31, 2023 and 2022, incorporated by reference in this prospectus and registration statement of which this prospectus is a part have been audited by Marcum LLP, an independent registered public accounting firm, as stated in its report thereon, and which includes an explanatory paragraph as to the Company’s ability to continue as a going concern, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a shelf registration statement that we have filed with the SEC. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. The SEC maintains an internet website that contains reports, proxy statements, and other information about registrants, like us, that file electronically with the SEC. The address of that website is www.sec.gov. The information contained in, or that can be accessed through, the SEC’s website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. We maintain a website at http://www.conduitpharma.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus or any prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus to the extent that a statement contained in this prospectus or free writing prospectus provided to you in connection with this offering, or in any other document we subsequently file with the SEC that also is incorporated by reference in this prospectus, modifies or supersedes the original statement.

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

●	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 16, 2024;

●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024 and June 30, 2024, filed with the SEC on May 14, 2024 and August 12, 2024, respectively;

●	our Current Reports on Form 8-K, filed with the SEC on April 16, 2024, May 31, 2024, July 1, 2024, July 11, 2024, August 7, 2024, August 8, 2024, August 16, 2024, September 6, 2024, October 15, 2024, and November 1, 2024;

●	the description of our securities contained in our Annual Report on Form 10-K, filed with the SEC on April 16, 2024, as well as any additional amendments or reports filed for the purpose of updating such description; and

●	our definitive proxy statement on Schedule 14A, as filed with the SEC on October 28, 2024.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering, including all such reports and other documents filed with the SEC after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to the effectiveness of such registration statement, shall be deemed to be incorporated by reference in this prospectus and to be part hereof from the date of filing of such reports and other documents.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents by writing us at 4995 Murphy Canyon Road, Suite 300, San Diego, CA 92134 or by telephoning us at (760) 471-8536.

Notwithstanding the statements in the preceding paragraphs, no document, report, or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus or any prospectus supplement.

In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

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Up to $3,556,586 of Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

November 1, 2024